EXHIBIT 23(h)(2)

                         MUTUAL FUND SERVICES AGREEMENT

     THIS AGREEMENT is made as of this 1st day of July, 2002, by and between HENSSLER FUNDS, INC. (the "Trust"), a Maryland corporation having its principal place of business at 1281 Kennestone Circle, Suite 100, Marietta, GA 30066, Henssler Asset Management, LLC (the "Adviser"), a registered investment adviser having its principal place of business at 1281 Kennestone Circle, Suite 100, Marietta, GA 30066 and CITCO-QUAKER FUND SERVICES, INC. ("CQFS"), a corporation organized under the laws of the State of Delaware and having its principal place of business at 1288 Valley Forge Road, Suite 87, Valley Forge, PA 19482.

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized by its Articles of Incorporation and by-laws to issue separate Portfolios of shares representing interests in separate investment portfolios (the "Portfolios") and to further divide such Portfolios into separate share classes, and

     WHEREAS,   the  Adviser  is  an  investment  adviser  registered  with  the
Securities  and Exchange  Commission,  and serves as  investment  adviser to the
Fund: and

     WHEREAS, The Trust has authorized the issuance of shares of common stock in the Portfolios, and share classes thereof, listed on Schedule A to this Agreement, attached hereto and made part of this Agreement, as such Schedule A may be amended from time to time (each series individually referred to herein as a "Portfolio" and collectively as the "Portfolios"), and;

     WHEREAS, the Trust and Adviser desire that CQFS perform certain transfer agent, accounting, and administrative services for each Portfolio of the Trust listed on Schedule A, and such Portfolios as may be added to Schedule A from time to time; and

     WHEREAS, CQFS is willing to perform such services on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.   RETENTION OF CQFS.

     The Trust hereby retains CQFS to act as Transfer Agent, Trust Accountant and Administrator of the Trust and to furnish the Trust with the services set forth in Schedule B to this Agreement, attached hereto and made part of this Agreement, as such Schedule B may be amended from time to time. CQFS hereby accepts such employment to perform such duties.

2.   SUBCONTRACTING.

     CQFS may, at its expense and, upon written notice to the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that CQFS shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that CQFS shall be responsible, to the extent provided in
Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

3.   COMPENSATION.

     The Adviser or the Trust, as applicable, shall pay for the services to be provided by CQFS under this Agreement in accordance with, and in the manner set forth in, Schedule C attached hereto, as such Schedule C may be amended from time to time by agreement of the parties.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, CQFS's compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of CQFS's compensation for the preceding month shall be made promptly.

4.   REIMBURSEMENT OF EXPENSES.

     In addition to paying CQFS the fees described in Schedule C attached hereto, the Adviser or the Trust, as applicable, agrees to reimburse CQFS for its reasonable out-of-pocket expenses in providing services hereunder, including without limitation the following:

     (a) All freight, delivery and bonding charges incurred by CQFS in delivering materials to and from the Trust;

     (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by CQFS in communications with the Trust, an adviser or sub-adviser to the Trust, the Trust's custodian, dealers or others as required for CQFS to perform the services to be provided hereunder;

     (c)  The Trust's proportionate costs of obtaining security market quotes;

     (d) All expenses incurred in connection with any custom programming or systems modifications required to provide any special reports or services requested by the Trust;

     (e) Any expenses CQFS shall incur at the written direction of an officer of the Trust thereunto duly authorized other than an employee or other affiliated person of CQFS who may otherwise be named as an authorized representative of the Trust for certain purposes; and

     (f) Any additional expenses reasonably incurred by CQFS in the performance of its duties and obligations under this Agreement and approved in advance by the Trust.

5.   EFFECTIVE DATE.

     This Agreement shall become effective with respect to a Portfolio as of the date first written above (or, if a particular Portfolio is not in existence on that date, on the date such Portfolio commences operation) (the "Effective Date").

6.   TERM OF THIS AGREEMENT.

     The term of this Agreement shall continue in effect, unless earlier terminated by any party hereto as provided hereunder, for a period of five years. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for additional periods of one year.

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

     This Agreement may be terminated without penalty: (i) by the Trust, the Adviser or CQFS upon ninety (90) days' written notice; or (ii) by the Trust or Adviser for "cause" (as defined below) upon the provision of sixty (60) days' advance written notice by the party alleging cause.

     For purposes of this Agreement, "cause" shall mean:

     (i) a material breach of this Agreement that has not been remedied within thirty (30) days following written notice of such breach from the non-breaching party;
     (ii) an act or omission of a party to this Agreement involving gross negligence, willful malfeasance or intentional wrongdoing;
     (iii)a series of negligent acts, omissions or breaches of this Agreement which, in the aggregate, constitute in the reasonable judgment of the Trust, a serious, unremedied and ongoing failure to perform satisfactorily CQFS's obligations hereunder;
     (iv) a final, non-appealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or
     (v) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

     Notwithstanding the foregoing, in the event this Agreement is terminated and for any reason CQFS, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due CQFS and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. CQFS shall be entitled to collect from the Trust, in addition to the compensation described in Schedule C, the amount of all of CQFS's cash disbursements for services in connection with CQFS's activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents.

7.   STANDARD OF CARE.

     The duties of CQFS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against CQFS hereunder. CQFS shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing the services provided for under this Agreement. CQFS shall be liable for any damages arising directly or indirectly out of CQFS's failure to perform its duties under this Agreement to the extent such damages arise directly or indirectly out of CQFS's willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of it obligations and duties hereunder. (As used in this Article 7, the term "CQFS" shall include directors, officers, employees and other agents of CQFS as well as CQFS itself).

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

     Without limiting the generality of the foregoing or any other provision of this Agreement, (i) CQFS shall not be liable for losses beyond its reasonable control, provided that CQFS has acted in accordance with the standard of care set forth above; and (ii) CQFS shall not be liable for the validity or invalidity or authority or lack thereof of any instruction, notice or other instrument that CQFS reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated persons of CQFS who may otherwise be named as an authorized representative of the Trust for certain purposes).

     CQFS may apply to the Trust at any time for instructions and may consult with counsel for the Trust or its own counsel, and with accountants and other experts with respect to any matter arising in connection with CQFS' duties hereunder, and CQFS shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants or other experts qualified to render such opinion.

8.   INDEMNIFICATION.

     The Trust agrees to indemnify and hold harmless CQFS from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") to which CQFS may become liable arising directly or indirectly out of any action or omission to act which CQFS takes (i) at any request or on the direction of or in reliance on the reasonable advice of the Trust, (ii) upon any instruction, notice or other instrument that CQFS reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated person of CQFS who may otherwise be named as an authorized representative of the Trust for certain purposes) or (iii) on its own initiative, in good faith and in accordance with the standard of care set forth in Article 7 above, in connection with the performance of its duties or obligations hereunder; provided, however that the Trust shall have no obligation to indemnify or reimburse CQFS under this Article 8 to the extent that CQFS is entitled to reimbursement or indemnification for such Losses under any liability insurance policy described in this Agreement or otherwise. Further, CQFS shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of CQFS' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder. (As used in this Article 8, the term "CQFS" shall include Trustees, officers, employees and other agents of CQFS as well as CQFS itself).

     CQFS agrees to indemnify and hold harmless the Trust from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") to which the Trust may become liable arising directly or indirectly out of CQFS's own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties as set forth in this Agreement. (As used in this Article 8, the term "CQFS" shall include Trustees, officers, employees and other agents of CQFS as well as CQFS itself.).

     If a claim is made against any party to this Agreement as to which that party may seek indemnity under this Article 8 from the other party, the party seeking indemnification shall notify the other party within ten (10) days after receipt of any written assertion of such claim threatening to institute an action or proceeding or service of summons or other legal process. Failure to notify a party of a claim for indemnification will relieve the party from whom indemnification is sought from any liability which it may have on account of the indemnity provisions set forth under this Article 8 unless the party seeking indemnification can demonstrate to the reasonable satisfaction of the other party that such party has not been prejudiced in any material respect by such failure to so notify.

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

     The parties to this Agreement will cooperate in the control of the defense of any action, suit or proceeding in a party is involved and for which indemnity is being provided by the other party. Any party from whom indemnification is sought may negotiate the settlement of any action, suit or proceeding subject to the other party's approval, which approval will not be unreasonably withheld. The party seeking indemnification reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by a party to whom indemnification is being provided in connection with, or as a result of such participation, will be borne solely by that party unless:

     o the party seeking indemnification has received an opinion of counsel from counsel to the other party stating that the use of common counsel would present an impermissible conflict of interest;

     o the defendants in, or targets of, any such action or proceeding include both CQFS and the Trust, and legal counsel to either party has reasonably concluded that there are legal defenses available to a party which are different from or additional to those available to the other party or which may be adverse to or inconsistent with defenses available to a party; or

     o the party from whom indemnification is sought authorizes the other party to employ separate counsel at the expense of the indemnifying party.

     o The terms of this Article 8 will survive the termination of this Agreement.

9.   RECORD RETENTION AND CONFIDENTIALITY.

     CQFS shall keep and maintain on behalf of the Trust all books and records which the Trust and CQFS is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. CQFS further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

10.  FORCE MAJEURE.

     CQFS assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. However, CQFS will maintain disaster recovery facilities sufficient to enable CQFS to maintain uninterrupted services in the event of normally foreseeable events.

11.  RIGHTS OF OWNERSHIP; RETURN OF RECORDS.

     All records and other data except computer programs and procedures developed to perform services required to be provided by CQFS are the exclusive property of the Trust and all such records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason. CQFS may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain CQFS's files, records and documents created and maintained by CQFS pursuant to this Agreement which are no longer

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

needed by CQFS in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be retained by CQFS for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents. If destruction of documents is authorized by the Trust, CQFS shall provide reasonable proof of such destruction to the Trust.

12.  REPRESENTATIONS OF THE TRUST.

     The Trust certifies to CQFS that: (1) as of the close of business on the Effective Date, each Portfolio that is in existence as of the Effective Date has authorized a sufficient number of shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

13.  REPRESENTATIONS OF CQFS.

     CQFS represents and warrants that: (1) the various procedures and systems which CQFS has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Trust and CQFS' records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, (2) this Agreement has been duly authorized by CQFS and, when executed and delivered by CQFS, will constitute a legal, valid and binding obligation of CQFS, enforceable against CQFS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (3) it is duly registered with the appropriate regulatory agency as a transfer agent and such registration will remain in full force and effect for the duration of this Agreement, and (4) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     CQFS has adopted appropriate policies and procedures sufficient to ensure compliance with federal anti-money laundering laws and regulations and will make such policies and procedures available for inspection by the Trust upon request.

14.  INSURANCE.

     CQFS shall maintain adequate professional liability insurance and shall furnish the Trust with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of its insurance carrier(s), coverage levels and deductible amounts. CQFS shall notify the Trust within ten (10) days should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore. CQFS shall notify the Trust within ten
(10) of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by CQFS under its insurance coverage. Any failure on the part of CQFS to notify the Trust of changes to CQFS's insurance coverage as set forth in this Article 14 shall constitute a material breach of this Agreement, and the Trust shall be entitled to terminate this Agreement immediately in the event of such a breach.

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

16.  INFORMATION TO BE FURNISHED BY THE TRUST.

     The Trust has furnished to CQFS, or will furnish prior to the Effective Date, the following:

     (a)  Copies of the following documents:

          1. Copies of the Trust's Articles of Incorporation and of any amendments thereto, certified by the proper official of the state in which such document has been filed.
          2.   The Trust's Bylaws and any amendments thereto; and
          3. Copies of resolutions of the Trustees covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct CQFS thereunder.

     (b) A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct CQFS in all matters.

     (c) Copies of the Prospectus and Statement of Additional Information for each Portfolio.

17.  AMENDMENTS TO AGREEMENT.

     This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

     For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and CQFS may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its CQFS of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

18.  COMPLIANCE WITH LAW.

     Except for the obligations of CQFS otherwise set forth herein, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective.

19.  NOTICES.

     Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address: if to CQFS, at 1288 Valley Forge Road, Suite 87, Valley Forge, PA 19482, Attn: Mr. David Jones; and if to the Trust or Adviser, at 1281 Kennestone Circle, Suite 100, Marietta, GA 30066, Attn: Dr. Gene Henssler; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Article.

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20.  ASSIGNMENT.

     This Agreement and the rights and duties hereunder shall not be assignable by any party hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

21.  GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

22.  MULTIPLE ORIGINALS.

     This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


HENSSLER FUNDS, INC.                         ATTEST

---------------------------------            -----------------------------------
By:  Dr. Gene Henssler                       By: _______________________________
President                                    Treasurer


HENSSLER ASSET MANAGEMENT, LLC              ATTEST

---------------------------------            -----------------------------------
By:  Dr. Gene Henssler                       By: _______________________________
Member                                       Member


CITCO-QUAKER FUND SERVICES, INC.             ATTEST

By:
   ------------------------------            -----------------------------------
David D. Jones                               By: Jeffry H. King, Sr.
President                                    Secretary

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                                   SCHEDULE A

                                     TO THE
                         MUTUAL FUND SERVICES AGREEMENT
                                     BETWEEN
                              HENSSLER FUNDS, INC.
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                               DATED JULY 1, 2002

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PORTFOLIOS                                CLASS A         CLASS B        NO-LOAD

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The Henssler Equity Fund                                                    X
--------------------------------------------------------------------------------

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                                   SCHEDULE B

                                     TO THE
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     BETWEEN
                              HENSSLER FUNDS, INC.
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                               DATED JULY 1, 2002

ACCOUNTING  SERVICES TO BE PROVIDED BY CITCO-QUAKER FUND SERVICES,  INC. FOR THE
--------------------------------------------------------------------------------
PORTFOLIOS OF HENSSLER FUNDS, INC. AS SET FORTH ON SCHEDULE A ABOVE
-------------------------------------------------------------------

(a)  Maintenance of Books And Records.

          CQFS shall maintain and keep current the accounts, books, records and other documents relating to the Trust's financial and portfolio transactions as may be required by the rules and regulations of the Securities and Exchange Commission (the "SEC") adopted under Section 31(a) of the 1940 Act. CQFS shall cause the subject records of the Trust to be maintained and preserved pursuant to the requirements of the 1940 Act.

(b)  Performance Of Daily Accounting Services.

          In addition to the maintenance of the books and records specified above, CQFS shall perform the following accounting services daily for each Portfolio:

               (i) Calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1(b)(ii) below;
               (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Portfolio's investment adviser or its designee as approved by the Trust's Board of Directors (hereafter referred to as " Trustees ");
               (iii)Verify and  reconcile  with the  Portfolios'  custodian  all daily trade activity;
               (iv) Compute,  as  appropriate,  each  Portfolio's net income and capital gains, dividend payables, dividend factors, yields, and weighted average portfolio maturity;
               (v) Review daily the net asset value calculation and dividend factor (if any) for each Portfolio prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ or such other exchange or reporting entity as is approved by the Trustees;
               (vi) Determine   unrealized   appreciation  and  depreciation  on
                    securities held by the Portfolios;
               (vii)Amortize   premiums  and  accrete  discounts  on  securities
                    purchased at a price other than face value, if requested by the Trust;
               (viii) Update Trust accounting system to reflect rate changes, as received from a Portfolio's investment adviser or designee, on variable interest rate instruments;
               (ix) Post Portfolio transactions to appropriate categories;
               (x) Accrue expenses of each Portfolio according to instructions received from the Trust's administrator;
               (xi) Determine the  outstanding  receivables and payables for all
                    (1) security  trades,  (2) Portfolio share  transactions and
                    (3) income and expense accounts;

               (xii)Provide  accounting  reports in connection  with the Trust's regular annual audit and other audits and examinations by regulatory agencies; and
               (xiii) Provide such  periodic  reports as the parties shall agree upon.

(c)  Special Reports And Services.

               (i) CQFS may provide additional special reports upon the request of the Trust or a Portfolio's investment adviser or designee, which may result in additional charges, the amount of which shall be agreed upon between the parties prior to the provision of such special report.

               (ii) CQFS may provide such other similar services with respect to a Portfolio as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to the provision of such service.

(d)  Additional Accounting Services.

          CQFS shall also perform the following additional accounting services for each Portfolio:

               (i) Provide monthly (or as frequently as may reasonably be requested by the Trust or a Portfolio's investment adviser) a set of financial statements for each Portfolio as described below, upon request of the Trust: (1) Statement of Assets and Liabilities (2) Statement of Operations (3) Statement of Changes in Net Assets (4) Security Purchases and Sales Journals (5) Portfolio Holdings Reports

               (ii) Provide accounting information for the following:

                    (A) federal and state income tax returns and federal excise tax returns;
                    (B) the Trust's semi-annual reports with the SEC on Form N-SAR;
                    (C) the Trust's annual, semi-annual and quarterly (if any) shareholder reports;
                    (D) registration statements on Form N-1A and other filings relating to the registration of shares;
                    (E) CQFS's monitoring of the Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;
                    (F)  annual audit by the Trust's auditors; and
                    (G)  examinations performed by the SEC.


ADMINISTRATIVE  SERVICES TO BE PROVIDED BY CITCO-QUAKER FUND SERVICES,  INC. FOR
--------------------------------------------------------------------------------
THE PORTFOLIOS OF HENSSLER FUNDS, INC. AS SET FORTH ON SCHEDULE A ABOVE
-----------------------------------------------------------------------

     CQFS shall provide the Trust with regulatory reporting services; shall provide all necessary office space, equipment, personnel, compensation and facilities for handling the affairs of the Trust; and shall provide such other services as the Trust may request that CQFS perform consistent with its obligations under this Agreement. Without limiting the generality of the foregoing, CQFS shall:

     (a) calculate Trust expenses and administer all disbursements for the Trust, and as appropriate compute the Trust's yields, total return, expense ratios and portfolio turnover rate;

     (b) cooperate, in consultation with the Trust and Trust counsel, in the preparation of prospectuses, statements of additional information, registration statements and proxy materials;

     (c) prepare such reports, notice filing forms and other documents (including reports regarding the sale and redemption of shares of the Trust as may be required in order to comply with federal and state securities law) as may be necessary or desirable to make notice filings relating to the Trust's shares with state securities authorities, monitor the sale of Trust shares for compliance with state securities laws, and file with the appropriate state securities authorities compliance filings as may be necessary or convenient to enable the Trust to make a continuous offering of its shares;

     (d) develop and prepare, with the assistance of the Trust, communications to shareholders, including the annual report to shareholders, coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Trust shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

     (e) administer contracts on behalf of the Trust with, among others, the Trust's investment adviser, sub-advisers, distributor, custodian, and other service providers;

     (f) supervise the Trust's transfer agent with respect to the payment of dividends and other distributions to shareholders;

     (g)  calculate   performance  data  of  the  Trust  for   dissemination  to
          information services covering the investment company industry;

     (h) assist with the layout and printing of prospectuses and supplements thereto, and assist with and coordinate layout and printing of the Trust's semi-annual and annual reports to shareholders;

     (i) provide individuals reasonably acceptable to the Trustees to serve as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trustees;

     (j) advise the Trust and its Trustees on matters concerning the Trust and its affairs including making recommendations regarding dividends and distributions;

     (k) obtain and keep in effect fidelity bonds and Trustees and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of the 1940 Act and as such bonds and policies are approved by the Trustees;

     (l) monitor and advise the Trust and its Portfolios on their registered investment company status under the Internal Revenue Code of 1986;

     (m) monitor and advise the Trust and its Portfolios on compliance with applicable limitations as imposed by the 1940 Act and the rules and regulations thereunder or set forth in the Trust's or any Portfolio's then current Prospectus or Statement of Additional Information;

     (n) provide coordination of meetings and preparation of materials for the quarterly and special meetings of the Trustees and meetings of the Trust's shareholders;

     (o) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that all necessary information is made available to the Trust's independent public accountants in connection with the preparation of any audit or report requested by the Trust;

     (p) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that the necessary information is made available to the Securities and Exchange Commission (the "SEC") or any other regulatory authority in connection with any regulatory audit of the Trust, subject to prior notification of the Trust in the event the SEC requests such information directly from CQFS;

     (q) perform all administrative services and functions of the Trust to the extent administrative services and functions are not provided to the Trust by other agents of the Trust;

     (r) prepare and file with the SEC the semi-annual report for the Trust on Form N-SAR and all required notices pursuant to Rule 24f-2 under the 1940 Act; and

     (s) furnish advice and recommendations with respect to other aspects of the business and affairs of the Trust as the Trust, and CQFS shall determine desirable.

TRANSFER AGENCY SERVICES TO BE PROVIDED BY CITCO-QUAKER FUND SERVICES,  INC. FOR
--------------------------------------------------------------------------------
THE PORTFOLIOS OF HENSSLER FUNDS, INC. AS SET FORTH ON SCHEDULE A ABOVE
-----------------------------------------------------------------------

     (a)  Shareholder Transactions
          ------------------------

          (i) Process shareholder purchase and redemption orders in accordance with conditions set forth in the Trust's prospectus.

          (ii) Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

          (iii)Issue confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the "1934 Act").


          (iv) Issue periodic statements for shareholders.

          (v)  Process transfers and exchanges.

          (vi) Act as a service agent and process dividend payments, including the purchase of new shares, through dividend reimbursement.

          (vii)Record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of each Portfolio which are authorized, based upon data provided to it by the Trust, and issued and outstanding.

          (viii) Perform such services as are required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules").

          (ix) Administer and/or perform all other customary services of a transfer agent.

     (b)  Shareholder Information Services
          --------------------------------

          (i) Make information available to shareholder servicing units and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

          (ii) Produce detailed history of transactions through duplicate or special order statements upon request.

          (iii)Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders.

          (iv) Respond as appropriate to all inquiries and communications from shareholders relating to shareholder accounts.

     (c)  Compliance Reporting
          --------------------

          (i) Provide reports to the Securities and Exchange Commission and the states in which the Portfolios are registered.

          (ii) Prepare and distribute appropriate Internal Revenue Service forms for shareholder income and capital gains.

          (iii) Issue tax withholding reports to the Internal Revenue Service.

     (d)  Dealer/Load Processing (if applicable)
          --------------------------------------

          (i) Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

          (ii) Account  for   separation   of   shareholder   investments   from
               transaction sale charges for purchase of Portfolio shares.

          (iii)Calculate fees due under 12b-1 plans for distribution and marketing expenses.

          (iv) Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Portfolio.

     (e)  Shareholder Account Maintenance
          -------------------------------

          (i) Maintain all shareholder records for each account in each Portfolio.

          (ii) Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

          (iii) Record shareholder account information changes.

          (iv) Maintain account documentation files for each shareholder.

     CQFS shall perform such other services for the Trust that are mutually agreed upon by the parties from time to time either at no additional fees or for such reasonable and customary fees as are mutually agreed upon by the parties; provided, however that the Trust may retain third parties to perform such other services. Such services may include performing internal audit examination; mailing the annual reports of the Portfolios; preparing an annual list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay CQFS's out-of-pocket expenses.

                                   SCHEDULE C

                                     TO THE
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     BETWEEN
                              HENSSLER FUNDS, INC.
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.

                              PROPOSED FEE SCHEDULE
                           FOR ADMINISTRATION SERVICES

CITCO-Quaker Fund Services will provide all of the services described in Schedule B herein for the following fees:

--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS OF THE FUND                             ANNUALIZED FEES
--------------------------------------------------------------------------------

On The First $250 Million in Assets                                    0.20%
--------------------------------------------------------------------------------

On  Assets  Above  $250  Million  but less  than  $500
Million                                                                0.15%
--------------------------------------------------------------------------------

On All Assets In Excess of $500 Million                                0.10%
--------------------------------------------------------------------------------

The above fees shall be applied on a pro rata basis across the assets of the Fund as a whole. There are no additional charges for additional Portfolios or classes of shares within a Portfolio.

The above fees include 200 portfolio trades per month, per Portfolio (exclusive of daily cash investments). Portfolios executing more than 100 portfolio trades per month will be charged $5 per trade for each trade in excess of 200.

In addition to the above fees, each Portfolio will reimburse CITCO-Quaker for the pro rata costs of the daily portfolio price quotation services utilized by the Portfolio(s).

Fees payable to CQFS shall be subject to an annual minimum fee of $60,000.

For the first twelve months of servicing under this Agreement, CQFS agrees to charge the Fund a flat fee of $60,000, plus out-of pocket expenses.

OUT-OF-POCKET EXPENSES:

In addition to the above fees, the Trust will reimburse CQFS or pay directly certain out-of-pocket expenses incurred on the Portfolio's behalf, including but not limited to; postage, confirmations, statements, printing, telephone lines, internet access fees, DST FanMail or other similar reporting services, bank service charges, associated fees of NSCC trading, other industry standard transfer agency expenses, travel expenses and any other expenses approved by the Portfolio(s) or an Adviser thereto. Each Portfolio will also be responsible for its normal operating expenses, such as federal and state filing fees, insurance premiums, typesetting and printing of the Portfolio's public documents, and fees and expenses of each Portfolio's other vendors and providers.

Notwithstanding the fee schedule set forth above, CQFS has been informed that the Trust and Henssler are each currently a party to an Investment Company Services Agreement with InCap Service Company (the "InCap Agreement"), and that such agreement is subject to a 180 day termination notice. The Trust, Henssler and CQFS each desire to terminate the Trust's current agreement with InCap Service Company and have CQFS succeed to InCap's duties on or before July 1, 2002. Accordingly, in order to assist the Trust and Henssler in this transition, and to minimize the negative financial impact upon the Trust and/or Henssler of an early termination of the InCap Agreement, the Trust, Henssler and CQFS agree as follows:

1. The Trust and Henssler each agree to notify InCap Service Company that the InCap Agreement is terminated and CQFS has been selected to succeed as transfer agent, fund accountant and fund administrator to the Trust as of July 1, 2002; ("actual termination"):

2. The Trust and Henssler each agree to use their best efforts to negotiate an agreement with InCap Service Company wherein the Trust and/or Henssler would remain obligated to pay fees their normal contract servicing fees under the InCap Agreement for a period not to exceed 90 days from the date of actual termination;

3. CQFS agrees to reduce its fees to the Trust and/or Henssler for a period of one year from the date CQFS begins its servicing of the Fund in an amount equal to the amount payable to InCap Service Company resulting from their agreement regarding the termination of the InCap Agreement as described in paragraph 2, with such reductions to be applied pro rata over twelve months;

4. In the event that the Trust and/or Henssler are unable to limit their continuing responsibility to InCap Service Company to a period not to exceed 90 days form the date of actual termination, CQFS will continue reducing its fees to reduce the negative financial impact resulting therefrom to the Trust and/or Henssler, with such reductions being made in an amount and for a time period solely at the discretion of CQFS, but in no event longer than two years from the date of actual termination.